UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2019

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

____________________

------------------------

Delaware	000-21326	04-3145961
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730

(Address of principal executive offices) (Zip code)

(781)-457-9000

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

______

------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2019, we entered into an accelerated share repurchase agreement with Morgan Stanley & Co. LLC, or Morgan Stanley, pursuant to a Fixed Dollar Accelerated Share Repurchase Transaction, or the ASR Agreement, to repurchase $30 million of shares of common stock. The terms of the ASR Agreement provide for calculation of the final number of shares to be repurchased based generally on the average of the daily volume-weighted average prices of the common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the terms of the ASR Agreement provide for Morgan Stanley to deliver additional shares of common stock to us, or under certain circumstances, the terms of the ASR Agreement provide for us to, at our election, deliver shares of common stock or make a cash payment to Morgan Stanley. The ASR Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain events and the circumstances under which the ASR Agreement may be extended or terminated early or adjusted in other respects. We expect the accelerated share repurchase program to be completed by the first quarter of 2020.

The foregoing description of the ASR Agreement is a summary. We will file a copy of the ASR Agreement as an exhibit to our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2019.

Item 8.01. Other Events.

On May 2, 2019, we announced that the board of directors had approved a stock repurchase plan to acquire up to $20 million of shares of common stock from time to time in open market transactions. This amount is in addition to the $30 million of shares of common stock to be repurchased under the ASR Agreement.

Under the stock repurchase plan, shares may be repurchased in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. In addition, any open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable legal requirements. The repurchase program has no expiration date.

The timing and amount of repurchases under the stock repurchase program may be suspended, terminated or modified by us at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity and other factors we deem appropriate. We are not obligated to repurchase any particular number of shares in total or in any specific time period.

[Remainder of page left blank intentionally]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: May 13, 2019	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer